TAG-BOARD MESSAGE BOARD TERMS OF SERVICE
Members acknowledge that the service provided by Tag-Board.com is of such a nature there can be interruption of service or server downtime for many reasons other than the negligence of Tag-Board.com and that damages resulting from any interruption of service or server downtime are difficult to ascertain. Therefore, members agree that Tag-Board.com shall not be liable for any damages arising from such causes beyond the direct and exclusive control of Tag-Board.com.
Members who want to use Tag-Board.com's services must agree to accept Tag-Board.com's email messages as part of their service. Tag-Board.com will only use email to inform its members of new membership benefits and features and to let them know of urgent problems they should be aware of. These messages will be kept to a minimum.
Tag-Board.com is not responsible for the content posted on the Tag-Boards. The opinions and views expressed by Tag-Board.com's members or visitors do not necessarily represent those of Tag-Board.com and Tag-Board.com does not verify, endorse, or vouch for the content of such page(s). Further, Tag-Board.com is not responsible for the delivery or quality of any goods or services sold or advertised through or on the Tag-Boards. Tag-Board.com's members are solely and fully responsible for any content posted on their Tag-Board. Tag-Board.com does not regularly review the contents posted to the Tag-Boards.
Tag-Board.com reserves the right to modify or remove anything submitted to the Tag-Boards, and to cancel any membership at any time for any reason without prior notice. Tag-Board.com is not obliged to maintain back-up copies of anything posted to the Tag-Boards.
Tag-Board.com reserves the right to monitor and to investigate any complaints regarding any content of its members' Tag-Boards and to take appropriate action if Tag-Board.com finds violations of these Terms of Service. Accordingly, members agree that Tag-Board.com will have the right to access their site(s) at any time without advance notice. Tag-Board.com reserves the right to change or amend these Terms of Service at any time without prior notice. By signing up for a Tag-Board from Tag-Board.com, you signify your agreement to these Terms of Service.